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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Network Appliance, Inc. on Form S-8 of our report dated May 9, 2003 (May 13, 2003 as to Note 15) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142), included in the Annual Report on Form 10-K of Network Appliance, Inc. for the year ended April 30, 2003.


/s/ Deloitte and Touche LLP
---------------------------
DELOITTE & TOUCHE LLP

San Jose, California
October 8, 2003